Exhibit 99.1
                             AURORA GOLD CORPORATION

NEWS RELEASE 02-2007                                              March 20, 2007

                                                                Trading Symbols:
CUSIP No.:      051642106                                      NASD OTC BB: ARXG
WKN: (Germany)  904846                               FRANKFURT: A4G.FSE, A4G.ETR
                                                          BERLIN-BREMEN: A4G.BER

                                  NEWS RELEASE
                                  ------------

Aurora Gold Corporation is pleased to announce further high grade rock chip samples from the Sao Joao Property, located in the Tapajos Gold Province, Para, Brazil.

Balcatta,  WA,  Australia,  -  March 20, 2007 - (NASD OTC BB: "ARXG"; FRANKFURT:
"A4G.FSE", "A4G.ETR"; BERLIN-BREMEN: "A4G.BER") Aurora Gold Corporation (the "Company", "Aurora Gold"), a mineral exploration company focusing on exploration and development in the Tapajos Gold Province, State of Para, Brazil, is pleased to announce further high grade rock chip samples from the Sao Joao Property.

Aurora Gold is pleased to announce high grade gold assays of rock chip sampling from quartz veins believed to be associated with the principal vein. Previously reported trenching on the principal vein has resulted in 80m at 30.94 g/t gold. Recent sampling and mapping has shown this vein system to be extensive and a series of other veins have been located and sampled. Results from other veins include:

                        SRJ-46     155.26     g/t  Gold
                        SRJ-08      54.43     g/t  Gold
                        SRJ-07      53.78     g/t  Gold
                        SRJ-05       34.8     g/t  Gold
                        SRJ-03      31.92     g/t  Gold
                        SRJ-06      29.32     g/t  Gold
                        SRJ-04      21.64     g/t  Gold
                        SRJ-72      20.78     g/t  Gold
                        SRJ-69      13.96     g/t  Gold
                        SRJ-70      12.45     g/t  Gold
                        SRJ-68      11.76     g/t  Gold
                        SRJ-71       8.75     g/t  Gold
                        SRJ-78       7.81     g/t  Gold
                        SRJ-55       6.17     g/t  Gold
                        SRJ-77       5.43     g/t  Gold

Follow up exploration and further target definition is continuing in preparation for future drill testing. Drilling is scheduled to begin during the second quarter of 2007, and the Company is confident of finding and defining resources to compliment the Molly Resource located at the Company's Sao Domingo Property.

The  Molly  Resource  is  currently  defined  as  inferred  and is estimated at:

     1,428,000 tonnes @ 3.94 g/t Au for 180,000 ounces of gold (rounded)*.

* Resources quoted in this news release have been prepared in accordance with the Australasian Joint Ore Reserves Committee (the "JORC") code for reporting of Mineral Resources and Ore Reserves (the "JORC Code").

Due to sub economic drill intercepts at the Santa Isabel Project the Company has decided not to continue with this option agreement.


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Aurora  Gold  is  a  mineral exploration company focusing on the exploration and development of its 5 exploration properties totalling 44,469 hectares in the Tapajos Gold Province, State of Para, Brazil. The project areas were selected due to their proximity to known gold occurrences and from historical records of gold production. The lithologies associated with the projects are similar to those that have proven to be the host of significant gold occurrences elsewhere in the Tapajos. Aurora Gold's stock trades on the following exchanges under the symbol "ARXG" on the NASD OTC Bulletin Board in the United States of America, under the symbols "A4G.FSE" and "A4G.ETR" on the Frankfurt Exchange and "A4G.BER" on the Berlin-Bremen Stock Exchanges in Germany.

For  Further  information,  please  call  Klaus  Eckhof
Phone:         (+61) 8 9240-2836
Address:               30 Ledger Road, Balcatta, WA, 6021 Australia
Website:               www.aurora-gold.com

ON  BEHALF  OF  THE  BOARD

"Klaus  Eckhof"

Klaus  Eckhof
President,  CEO  and  Director

CAUTIONARY  NOTE  REGARDING  FORWARD-LOOKING  STATEMENTS

This press release contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

These forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements about: our market opportunity; revenue generation; our strategies; competition; expected activities and expenditures as we pursue our business plan; the adequacy of our available cash resources; our ability to acquire properties on commercially viable terms; challenges to our title to our properties; operating or technical difficulties in connection with our exploration and development activities; currency fluctuations; fluctuating market prices for precious and base medals; the speculative nature of precious and base medals exploration and development activities; environmental risks and hazards; governmental regulations; and conduct of operations in politically and economically less developed areas of the world.

Many of these contingencies and uncertainties can affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, us. Forward-looking statements are not guarantees of future performance. All of the forward-looking statements made in this press release are qualified by these cautionary statements. Specific reference is made to our most recent annual report on Form 10KSB and other filings made by us with the United States Securities and Exchange Commission for more detailed discussions of the contingencies and uncertainties enumerated above and the factors underlying the forward-looking statements. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov.
                                                           ------------------

We disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy, or sell any security.


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